UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2012 (October 18, 2012)

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Summit Boulevard, 6th Floor

Atlanta, Georgia 30319

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

In a press release dated October 18, 2012, Home Loan Servicing Solutions, Ltd. (“HLSS”) noted a $0.03 per share benefit in its earnings resulting from reduced amortization due to deferral of certain modifications as Ocwen Financial Corporation and its subsidiaries (“Ocwen”) tested delinquent loans for eligibility under the Home Affordable Modification Program, Tier 2.  HLSS further noted that ending the quarter on a Sunday delayed receipt of certain loan pay-offs.  HLSS noted that these factors combined to reduce the annualized prepayment rate from 15.2% to 12.6% in its second quarter.

As of September 30, 2012, HLSS held rights to mortgage servicing rights representing approximately $46,500,000,000 in unpaid principal balance for mortgages that are serviced by Ocwen.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCWEN FINANCIAL CORPORATION

	By:	/s/ John V. Britti
John V. Britti Executive Vice President and Chief Financial Officer (On behalf of the Registrant and as its principal financial officer)

DATE: October 18, 2012